Exhibit 10.63
INTROGEN THERAPEUTICS, INC.
RESTRICTED STOCK PURCHASE AGREEMENT
     This Restricted Stock Purchase Agreement (the “Agreement”) is made on June ___, 2007 by and among Introgen Therapeutics, Inc., a Delaware corporation (the “Company”), Gendux Pharmaceuticals, Ltd., an exempted company organized under the laws of the Cayman Islands, a subsidiary of the Company (the “Issuer”), and ___ (the “Purchaser”).
     WHEREAS, the Company holds 150,000 Ordinary Shares, par value $0.00001 per share, of the Issuer (the “Shares”);
     WHEREAS, the Company desires to sell and the Purchaser desires to buy ___ Shares, subject to the terms and conditions set forth in this Agreement and the terms and conditions of the Memorandum of Articles of Association of Issuer (the “Articles”);
     WHEREAS, the Board of Directors of the Company has obtained, reviewed and evaluated (i) a valuation analysis issued by CRA International, a third party firm retained by the Company to review the value of Issuer; and (ii) certain other financial documents and information;
     NOW THEREFORE, in consideration of the mutual covenants and representations set forth below, the Company, Issuer and Purchaser agree as follows:
     1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to Purchaser and Purchaser agrees to purchase from the Company at the Closing (as defined below) the Shares at a price of $0.01 per share (the “Purchase Price”), for an aggregate purchase price of $___. The Purchase Price may be paid in cash by wire transfer or check, cancellation of indebtedness, provision of services or any other method of payment permissible under applicable law and approved by the Company’s Board of Directors (or any combination of such methods of payment).
     2. Closing. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Purchaser shall purchase in exchange for services (and the parties hereto hereby acknowledge and agree that the value of the services rendered and the promise to render services over the vesting period set forth in Section 4 is sufficient consideration for the purchase of the Shares and is at least equal to the Purchase Price).
     3. Repurchase Option.
          A. In the event the Purchaser ceases to be an employee, consultant, advisor, officer or director of the Issuer or the Company (a “Service Provider”) for any or no reason, including, without limitation, by reason of Purchaser’s death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), “Disability”), resignation or involuntary termination, the Company shall, from such time (as determined by the Company in its discretion), have the right, but not the obligation (the “Termination Repurchase Option”), for a period of 90 days from the date Purchaser ceases to be a Service Provider as such date is determined by the Company, to repurchase any Shares which have not yet been released from the Termination Repurchase Option (the “Unreleased Shares”) at a price per share equal to the lesser of (x) the fair market value of the shares at the time the Termination Repurchase Option is exercised, as determined by the Company’s board of directors and (y) the Purchase Price (the “Repurchase

Price”). The Termination Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or, in the event of the Purchaser’s death, the Purchaser’s executor and, at the Company’s option, (i) by delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall (upon entry in the register of the members or the Issuer) become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company. Issuer agrees to transfer into the name of the Company, any Unreleased Shares being repurchased pursuant to this section.
          B. The Company in its sole discretion may assign all or part of the Termination Repurchase Option to one or more employees, officers, directors or stockholders of the Company or other persons or organizations.
     4. Release of Shares from Repurchase Option; Vesting.
          A. So long as the Purchaser’s continuous status as a Service Provider has not yet terminated, each month following the date of this Agreement, 1/12th of the total number of Shares shall be released from the Termination Repurchase Option on the corresponding day of each such month after the date of this Agreement (or if there is no corresponding day in any such month, on the last day of such month), until all Shares have been released as of the first anniversary of this Agreement. Notwithstanding the foregoing, in the event of a Change of Control (as defined below) of the Company or the Issuer, 100% of the total number of Shares that have not been released from the Termination Repurchase Option, shall be released from the Termination Repurchase Option immediately prior to the consummation of such Change of Control, provided that the Purchaser’s continuous status as a Service Provider has not been terminated prior to such time.
          B. For purposes of this Agreement, a “Change of Control” means either:
               (1) the acquisition of the Company or the Issuer, as applicable, by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company or the Issuer, as applicable), unless the Company’s or the Issuer’s, as applicable, stockholders, shareholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company or the Issuer, as applicable, of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or
               (2) a sale of all or substantially all of the assets of the Company or the Issuer, as applicable.
     5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Purchaser (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Purchaser’s benefits under this Agreement shall be either
          A. delivered in full, or

          B. delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Purchaser on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.
     Unless the Company and the Purchaser otherwise agree in writing, any determination required under this section shall be made in writing by an independent accounting or consulting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Purchaser, the Issuer and the Company for all purposes. For purposes of making the calculations required by this section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company, the Issuer and the Purchaser shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section.
     6. Restrictions on Transfer.
          A. The Purchaser shall not sell, pledge, assign, hypothecate, transfer, encumber or otherwise dispose of the Shares, or any beneficial interest therein (“Transfer”), other than by will or by the laws of descent or distribution or a transaction described in Section 6.G, until (i) such Transfer is approved in writing by the Issuer’s Board of Directors, or the compensation committee thereof, prior to such Transfer, (ii) immediately prior to a Change of Control subject to Section 9 and only in connection with such Change of Control, or (iii) the second anniversary of the date that Purchaser ceases to be a Service Provider.
          B. The Purchaser hereby makes the investment representations listed on Exhibit A to the Company and the Issuer as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company and the Issuer may rely on them in issuing the Shares. Purchaser understands and agrees that the Issuer shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, if any, together with any other legends that may be required by the Company, the Issuer or by applicable state or federal securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, A VOTING AGREEMENT AND REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE

ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, VOTING AGREEMENT, LOCK-UP PERIOD AND REPURCHASE OPTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
          C. Stop-Transfer Notices. Purchaser agrees that to ensure compliance with the restrictions referred to herein, the Issuer may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Issuer transfers its own securities, it may make appropriate notations to the same effect in its own records.
          D. Refusal to Transfer. The Purchaser acknowledges that the directors of the Issuer shall not (i) transfer on the books of the Issuer any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable laws, or (ii) treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
          E. Lock-Up Period. Purchaser hereby agrees that Purchaser shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Issuer, nor shall Purchaser enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Issuer filed under the Securities Act of 1933, as amended (the “Securities Act”) or for the purposes of Directive 2003/71/EC on prospectuses or an admission document for the purposes of the AIM Rules for Companies published by London Stock Exchange PLC, by and in relation to the Issuer, that includes securities to be sold by or on behalf of the Issuer in an underwritten public offering or institutional placing (an “Initial Public Offering”) through the end of the 180-day period following the effective date of such registration statement or the publication date of any such prospectus or admission document (or such other period as may be requested by the Issuer or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions). Purchaser further agrees, if so requested by the Issuer or any representative of its, sponsors, nominated advisers, brokers or underwriters, as applicable, to enter into such person’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Issuer and such person. The Issuer may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.
          F. Unreleased Shares. No Unreleased Shares subject to the Termination Repurchase Option contained in Section 3 of this Agreement, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Purchaser, other than as expressly permitted or required by Section 3.
          G. Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the Purchaser may transfer any or all of the Shares during the Purchaser’s lifetime or on the Purchaser’s death by will or intestacy to (i) the Purchaser’s spouse; (ii) the Purchaser’s lineal descendants or antecedents, siblings, aunts, uncles, cousins, nieces and nephews (including adoptive relationships and step relationships), and their spouses; (iii) the lineal descendants or antecedents, siblings, cousins, aunts, uncles, nieces and nephews of Purchaser’s spouse (including adoptive relationships and step relationships), and their spouses; (iv) a trust or other similar estate planning vehicle for the benefit of the Purchaser or any such person; or (v) any charitable or non-profit entity for charitable purposes; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, there shall be no further transfer of such Shares except in accordance with the terms of this section, such transferee grants to any member of the Board of Directors of the Issuer an irrevocable proxy referenced in Section 10, and shall execute a Charge Over Shares referenced in Section 7; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Purchaser and all transfers by any transferee.
     7. Share Charge. As security for the faithful performance of this Agreement, Purchaser agrees to execute and deliver to the Company the Charge Over Shares in the form of Exhibit B attached to this Agreement as soon as practicable following the execution of this Agreement. Purchaser understands that no Shares shall be issued pursuant to this Agreement until the Company shall have received such executed Charge Over Shares.
     8. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company, the Issuer or any of their respective agents. The Purchaser understands that the Purchaser (and not the Company nor the Issuer) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes, without limitation the right of the Company to buy back the Shares pursuant to the Termination Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT D AND THE PURCHASER (AND NOT THE COMPANY, THE ISSUER NOR ANY OF THEIR RESPECTIVE AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON PURCHASER’S BEHALF.
     9. Drag-Along Obligations.
          A. In the event the Issuer’s Board of Directors approves a Change of Control of the Issuer, the Board of Directors of the Issuer shall give notice (the “Corporate Transaction Notice”) to Purchaser (together with their transferees, successors and assigns) stating that the Board of Directors of the Issuer has approved such Change of Control. The Corporate Transaction Notice also shall set forth the name and address of the person or entity proposing to buy the Issuer, its assets or its capital stock (the “Acquisition Offeror”) and shall summarize the basic terms of the proposed Change of Control. Any Corporate Transaction Notice may be rescinded by the Board of Directors of the Issuer by delivering written notice thereof to the Purchaser.
          B. As soon as practicable after receipt of the Corporate Transaction Notice, the Purchaser shall take all lawful action reasonably necessary and requested by the Issuer to complete the Change of Control, including without limitation (A) the voting of all Shares of the Issuer held by the Purchaser in favor of the Change of Control of the Issuer and the waiver of any dissenter’s or appraisal rights or other rights granted to minority shareholders) under applicable law in connection with the Change of Control of the Issuer, (B) if so requested, the surrender to the Acquisition Offeror of certificates, if any, representing all Shares and all instruments, if any, representing convertible securities of the Issuer held by the Purchaser, properly endorsed for transfer to the Acquisition Offeror against payment of the sale price for such Shares or such convertible securities in the Change of Control of the Issuer, and (C) the execution of all sale, liquidation and other agreements in the form reasonably requested (containing, among other things, reasonable and customary representations and warranties relating to the valid title to such Shares free and clear of any liens, claims, encumbrances and restrictions of any kind (other than those arising hereunder) and such Purchaser’s power, authority, and right to enter into and consummate such purchase or merger agreement without violating any other agreement, which representations and warranties shall be substantially similar in all material respects to the representations and warranties made by other shareholders) of the Issuer that hold an equal or greater percentage of the Issuer’s Shares. Each such Purchaser hereby agrees, after having received a Corporate Transaction Notice, not to exercise any dissenter’s or appraisal rights or other rights granted to minority shareholders) under applicable law in connection with the Change of Control of the Issuer.
          C. The obligations of the Purchaser pursuant to this Section 9 are subject to the satisfaction of the following conditions:
               (1) Upon the consummation of the Change of Control of the Issuer, the Purchaser shall be entitled to receive the same proportion, if any, of the aggregate consideration from such Change of Control that the Purchaser would have received if such aggregate consideration had been distributed by the Issuer to the shareholders of the Issuer in complete liquidation pursuant to the rights and preferences set forth in the Articles as in effect immediately prior to such Change of Control (giving effect to applicable orders of priority and the exercise price of all warrants and options);
               (2) If any shareholder of the Issuer is given an option as to the form of consideration to be received by such shareholder of the Issuer, all holders of such class or classes will be given the same option;
               (3) Purchaser shall not be obligated to make any out-of-pocket expenditure prior to the consummation of the Change of Control of the Issuer or to pay more than his pro rata share (based on the amount of consideration received) of reasonable expenses incurred for the benefit of all shareholders and are not otherwise paid by the Issuer or the acquiring party (costs incurred by or on behalf of Purchaser for his sole benefit will not be considered costs of the transaction hereunder); provided, that Purchaser’s liability for such expenses shall be capped at the aggregate consideration received by such Purchaser for his Shares of the Issuer; provided, further that Purchaser shall not be responsible for any such expenses unless all shareholders are similarly responsible for their pro rata portion of such expenses; and
               (4) The Purchaser shall be required to provide representations or indemnities in connection with the Change of Control of the Issuer only concerning Purchaser’s valid ownership of his Shares of the Issuer, free and clear of all liens and encumbrances other than those arising under applicable securities laws, and each such Purchaser’s power, authority, and right to enter into and consummate such purchase or merger agreement without violating any other agreement and then in each case, Purchaser shall not be liable for more than his pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by Purchaser for his Shares of the Issuer.
          D. Termination of Drag Along Obligations. This Section 9 shall terminate as to all Shares purchased hereunder upon the closing of a Change of Control of the Company or the Issuer or an Initial Public Offering of the Issuer.

     10. Grant of Proxy. To ensure the performance of Purchaser with the agreements set forth herein, and in further consideration of and as a condition to this sale to Purchaser, the Purchaser agrees to execute and deliver to the Company the Irrevocable Proxy in the form of Exhibit C attached to this Agreement as soon as practicable following the execution of this Agreement. Purchaser understands that no Shares shall be issued pursuant to this Agreement until the Company shall have received such executed Irrevocable Proxy.
     11. General Provisions.
          A. Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Texas.
          B. Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.
          C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company, the Issuer or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.
          D. Successors. Any successor to the Company or the Issuer (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s or the Issuer’s, as applicable, business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company or the Issuer, as applicable, would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” or “Issuer” shall include any successor to such entity’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.
          E. Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company.
          F. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.
          G. Purchaser Investment Representations and Further Documents. The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.
          H. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.
          I. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Issuer with respect to the Shares from and after the date that Purchaser delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as Purchaser disposes of the Shares in accordance with this Agreement. Upon such transfer, Purchaser shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall forthwith cause the certificate(s), if any, evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.
          J. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.
          K. Employment at Will. PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT OR THE ISSUER’S RIGHT TO TERMINATE PURCHASER’S RELATIONSHIP WITH THE COMPANY OR ISSUER AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.
          L. Reliance on Counsel and Advisors. Purchaser acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Wilson & Varner, LLP are representing only the Company and the Issuer in this transaction. Purchaser acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Purchaser is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.
          M. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.
(signature page follows)

     The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Purchaser agrees to notify the Company of any change in his or her address below.

[NAME]		INTROGEN THERAPEUTICS, INC.

By:

Signature		Signature

Print Name

Print Title

Address:

GENDUX PHARMACEUTICALS, LTD.

By:	Signature

Print Name

Print Title

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	Introgen Therapeutics, Inc.

ISSUER	:	Gendux Pharmaceuticals, Ltd.

SECURITY	:	Ordinary Shares

AMOUNT	:	shares

DATE	:	June ___, 2007
     In connection with the purchase of the above-listed shares, I, the undersigned purchaser, represent to the Company and the Issuer as follows:
     1. The Company and Issuer may rely on these representations. I understand that the Company’s sale of the shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company and the Issuer in this document being true and correct.
     2. I am purchasing for investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.
     3. I can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company or the Issuer with whom I have consulted, or my preexisting business or personal relationship with the Company or Issuer or any of their officers, directors or controlling persons.
     4. I am informed about the Company and the Issuer. I am sufficiently aware of the Issuer’s and the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company and the Issuer with their respective officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

     5. I recognize my economic risk. I realize that the purchase of the shares involves a high degree of risk, and that the Issuer’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.
     6. I know that the shares are restricted securities. I understand that the shares are “restricted securities” in that the Company’s sale of the Issuer’s shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:
          A. I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);
          B. Neither the Issuer nor the Company is under any obligation to register any subsequent proposed resale of the shares by me; and
          C. the certificate, if any, evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Issuer.
     7. I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Issuer; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Issuer, or a non-affiliate who has held the shares less than two years after my purchase and full payment: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.
     8. I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable. I further understand that at the time I wish to sell the shares, there may be no public market for the Issuer’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied.
     9. I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Issuer containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Issuer notifying me that such opinion is reasonably satisfactory to the Issuer. I understand that neither the Issuer nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     10. I know that I may have tax liability due to the uncertain value of the shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability. I understand that if such additional value represents more than 25% of my gross income for the year in which the value of the shares is taxable, the IRS will have 6 years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess me the additional tax and interest due.
     11. Residence. The address of my principal residence is set forth on the signature page below. I am not a member of the public of the Cayman Islands.
     By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company and the Issuer to rely on such statements in issuing the shares to me.

[NAME]

Address of Purchaser’s Principal Residence:

EXHIBIT B
CHARGE OVER SHARES

June __, 2007

(as Chargor)
and
INTROGEN THERAPEUTICS, INC.
(as Chargee)
CHARGE OVER SHARES
in
GENDUX PHARMACEUTICALS, LTD.
MAPLES and CALDER

CHARGE AND ASSIGNMENT OF SHARES
THIS CHARGE AND ASSIGNMENT is made on this ____ day of June, 2007
BETWEEN:
(1)	(the “Chargor”) located at

; and

(2)	Introgen Therapeutics, Inc., a company incorporated in the State of Delaware, the registered office of which is at 301 Congress Avenue, Suite 1850, Austin, Texas 78701 (“Chargee”).
WHEREAS:
(A)	Pursuant to the Agreement (as defined below), the Chargor has granted a call option in favour of the Chargee, giving the Chargee the right (but not the obligation) to purchase certain of the Charged Shares subject to the terms and conditions set out in the Agreement.

(B)	It is a condition of the Agreement that the Chargor enters into this charge and assignment of shares in the Company.
IT IS AGREED as follows:
1	DEFINITIONS AND INTERPRETATION

1.1	In this Charge (except where the context otherwise requires) words and expressions shall have the same meanings assigned to them as defined in the Agreement and the following words and expressions shall have the following meanings:

“Agreement”	means the Restricted Stock Purchase Agreement dated on or about the date hereof between the Chargor, the Chargee and the Company;

“Business Day”	means any day which is not a Saturday or Sunday or a public holiday in the place or at which the notice is left or sent.

“Charged Shares”	means the Shares listed in Schedule 1, which are all registered in the name of the Chargor;

“Company”	means Gendux Pharmaceuticals, Ltd., a company incorporated in the Cayman Islands;

“Receiver”	has the meaning given to it in Clause 9;

“Secured Obligations”	means the obligations of the Chargor under the Agreement, including without limitation its obligations under the Termination Repurchase Option (as defined in the Agreement);

“Security Interest”	means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising;

“Shares”	means ordinary shares of par value US$0.00001 each in the Company; and

“Termination Event”	means any breach of, or a termination event, or event of default under the Agreement or this Charge.
1.2	In this Charge:
1.2.1
any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Charge and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears;

1.2.2	the clause headings are included for convenience only and shall not affect the interpretation of this Charge;

1.2.3	use of the singular includes the plural and vice versa;

1.2.4	use of any gender includes the other genders;

1.2.5
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

1.2.6
references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied supplemented, substituted or novated from time to time.

1.3	The Recitals and Schedules form part of this Charge and shall have effect as if set out in full in the body of this Charge and any reference to this Charge includes the Recitals and Schedules.

2	COVENANT TO PERFORM
The Chargor covenants with the Chargee that it will on demand discharge each of the Secured Obligations when due to the Chargee.

3	CHARGE

3.1	The Chargor hereby charges by way of first fixed charge as a continuing security for the discharge of the Secured Obligations, all its right, title, interest and benefit present and future in, to and under the Charged Shares subject to the provisions for release of this Charge set out below.

3.2	On the irrevocable and unconditional discharge of the Secured Obligations in accordance with the terms of the Agreement, this Charge shall automatically, without further action on behalf of the Chargor or the Chargee, be released and extinguished.

4	COVENANTS BY THE CHARGOR
The Chargor covenants that, for so long as any Secured Obligations remain outstanding:
4.1	it shall deliver to the Chargee as security in accordance with the terms of this Charge, a blank, signed and undated transfer in respect of the Charged Shares in form set out in the Appendix hereto along with the share certificate(s) evidencing the Charged Shares (if any);

4.2	it shall not, except with the written consent of the Chargee:
4.2.1
create or permit to exist over all or part of the Charged Shares (or any interest therein) any Security Interest (other than created or expressly permitted to be created under this Charge) whether ranking prior to, pari passu with or behind the security contained in this Charge;

4.2.2	sell, transfer or otherwise dispose of the Charged Shares or any interest therein or attempt or agree to so dispose (other than under this Charge);

4.2.3	permit any person other than the Chargor or the Chargee or the Chargee’s nominee or nominees to be registered as, or become the holder of, the Charged Shares; or

4.2.4	vote in favour of a resolution to amend, modify or change the memorandum and articles of association of the Company;
4.3	unless directed in writing to do so by the Chargee it shall not prove in a liquidation or winding up of the Company until all the Secured Obligations are discharged in full and if directed to prove by the Chargee (or if the Chargor otherwise receives any payment or other benefit in breach of this Charge) the Chargor shall hold all monies received by it on trust for the Chargee to satisfy the Secured Obligations; and

4.4	until all of the Secured Obligations have been discharged in full, it shall not claim payment whether directly or by set-off, lien, counterclaim or otherwise of any amount which may be or has become due to the Chargor by the Company other than as compensation for services duly awarded by the Board of Directors of the Company, or as contemplated and/or expressly permitted by the Agreement.

5	REPRESENTATIONS AND WARRANTIES

The Chargor represents and warrants to the Chargee and undertakes that:

5.1	the Chargor is the absolute sole legal and beneficial owner of all of the Charged Shares free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Charge); and

5.2	this Charge constitutes its legal, valid, binding and enforceable obligation and is a first priority security interest over the Charged Shares effective in accordance with its terms.

6	POWER OF ATTORNEY
The Chargor hereby irrevocably and by way of security for the discharge of the Secured Obligations and the performance of its obligations under this Charge and the Agreement appoints the Chargee as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) on behalf of the Chargor and in the Chargor’s own name or otherwise, at any time and from time to time, to:
6.1	sign, seal, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Chargee may consider to be necessary or advisable to perfect or improve its security over the Charged Shares; or

6.2	to give proper effect to the intent and purposes of this Charge; or

6.3	to enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Charged Shares (whether arising under this Charge or implied by statute or otherwise).

7	CHARGEE’S RIGHTS AS TO SHARES
At any time after the occurrence of a Termination Event, the Chargee shall, without prejudice to any other right or remedy available hereunder or under applicable law, forthwith become entitled:
7.1	solely and exclusively to exercise all voting rights attaching to the Charged Shares or any thereof and shall exercise such rights in such manner as the Chargee may in its absolute discretion determine; and/or

7.2	solely and exclusively to exercise all other rights and/or powers and/or discretions of the Chargor in, to and under the Charged Shares pursuant to the memorandum and articles of association of the Company; and/or

7.3	to receive and retain all dividends and other distributions made on or in respect of the Charged Shares or any thereof and any such dividends and other distributions received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and be paid or transferred to the Chargee on demand to be applied towards the discharge of the Secured Obligations; and/or

7.4	without notice to, or further consent or concurrence by, the Chargor to sell the Charged Shares or any part thereof by such method, at such place and upon such terms as the Chargee may in its absolute discretion determine, with power to postpone any such sale and in any such case the Chargee may exercise any and all rights attaching to the Charged Shares as the Chargee in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights; and/or

7.5	to date and deliver the documents delivered to it pursuant to this Charge hereof as it considers appropriate and to take all steps to register the Charged Shares in the name of the Chargee or its nominee or nominees and to assume control as registered owner of the Charged Shares.

8	RECEIVER
At any time after the occurrence of a Termination Event the Chargee may by writing without notice to the Chargor appoint one or more person or persons as the Chargee thinks fit to be a receiver (the “Receiver”) in relation to the Charged Shares. Where the Chargee appoints two or more persons as Receiver, the Receivers may act jointly or independently.
8.1	The Receiver may take such action in relation to the enforcement of this Charge including, without limitation, to sell, charge or otherwise dispose of the Charged Shares, to exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Shares and generally to carry out any other action which he may in his sole discretion deems necessary in relation to the enforcement of this Charge.

8.2	The Receiver shall have, in addition to the other powers set-out in this Clause, the following powers:
8.2.1	power to take possession of, collect and get in the Charged Shares and, for that purpose, to take such proceedings as may seem to him to be expedient;

8.2.2	power to appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

8.2.3	power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Shares;

8.2.4	power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Shares;

8.2.5	power to make any payment which is necessary or incidental to the performance of his functions;

8.2.6	power to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Shares;

8.2.7	power to rank and claim in the insolvency or liquidation of the Company and to receive dividends and to accede to agreements for the creditors of the Company;

8.2.8	power to present or defend a petition for the winding up of the Company; and

8.2.9	power to do all other things incidental to the exercise of the foregoing powers.
8.3	The Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for his acts and defaults and liable on any contracts made, entered into or adopted by the Receiver. The Chargee shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

9	APPLICATION OF MONIES

9.1	The Chargee (and any Receiver) shall apply the monies received by it as a result of the enforcement of the security:
9.1.1	first, in payment or satisfaction of the expenses related to enforcement of this security (including without limitation the fees and expenses of the Receiver);

9.1.2	second, in meeting claims of the Chargee in respect of the Secured Obligations;

9.1.3	thirdly, in payment of the balance (if any) to the Chargor.
9.2	The Chargee shall not be liable for any loss or damage occasioned by:
9.2.1	any sale or disposal of the Charged Shares or an interest in the Charged Shares; or

9.2.2	arising out of the exercise, or failure to exercise, any of its powers under this Charge; or

9.2.3	any neglect or default to pay any instalment or accept any offer or notify the Chargor of any such neglect or default; or

9.2.4	any other loss of whatever nature in connection with the Charged Shares.
10	PROTECTION OF PURCHASERS
No purchaser or other person dealing with the Chargee or its delegate shall be bound to see or inquire whether the right of the Chargee to exercise any of its powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether the delegation by the Chargee pursuant to the terms of this Charge shall have lapsed for any reason or been revoked.
11	CONTINUING SECURITY AND NON-MERGER

11.1	The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate settlement of the whole or any part of the

Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably discharged in full.

11.2	This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or any other contractual (including, without limitation, the Agreement) or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Chargee.

12	CURRENCY

12.1	For the purpose of, or pending the discharge of, any of the Secured Obligations the Chargee may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Charge (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Chargee thinks fit.

12.2	No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge the Secured Obligations in respect of which it was made unless and until the Chargee shall have received payment in full in the currency in which such Secured Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Secured Obligations expressed in that currency, the Chargee shall have a further separate cause of action against the Chargor and shall be entitled to enforce this Charge to recover the amount of the shortfall.

13	COSTS
After default by the Chargor in any of its obligations hereunder, the Chargor shall on demand pay to the Chargee the amount of all reasonable costs and expenses and other liabilities (including stamp duty, and reasonable legal and out of pocket expenses) which the Chargee incurs in connection with:
13.1	the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Charge; or

13.2	dealing with or obtaining advice about any matter or question arising out of or in connection with enforcing the Chargee’s exercise of its rights under this Charge.

14	VARIATION AND AMENDMENT
This Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Agreement and no variation of this Charge shall be valid unless it is in writing and signed by or on behalf of each of the parties.
15	ASSIGNMENT
The Chargor shall not be entitled to assign or transfer any of its rights, benefits or obligations hereunder without the prior written consent of the Chargee.

The Chargee may assign or otherwise transfer the whole or any part of the benefit of this Charge to any person to whom all or any part of its rights, benefits and obligations under the Agreement are assigned or transferred and the expression “the Chargee” wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Chargee, who shall be entitled to enforce and proceed upon this Charge in the same manner as if named herein. The Chargee shall be entitled to disclose any information concerning the Chargor to any such assignee or other successor or any participant or proposed assignee, successor or participant.
16	ENTIRE AGREEMENT
This Charge and the Agreement constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Charge.
17	FURTHER ASSURANCE
The Chargor shall promptly execute all documents and do all things that the Chargee may specify for the purpose of (a) securing and perfecting its security over or title to all or any of the Charged Shares, or (b) enabling the Chargee to vest all or part of the Charged Shares in its name or in the names of its nominee(s), agent or any purchaser.
18	NOTICES

18.1	Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Charge shall be in writing signed by an officer or agent of the Chargee or the Chargor, as the case may be, and may be served on the Chargor or the Chargee, as the case may be, by hand, by post, or by facsimile transmission. Any such notice or communication shall be sent to the address or number of the Chargor as set out below:

Chargor:

[NAME]

Address:

Facsimile Number:

For the attention of:

Chargee:
Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850,

Austin, Texas 78701
Facsimile Number: (512) 708-9311
For the attention of: Secretary
18.2	Any such notice or communication given by the Chargee shall be deemed to have been received:
18.2.1	if sent by facsimile transmission, at the time of transmission, or the following Business Day if transmitted after normal business hours;

18.2.2	if delivered personally (including being sent by courier), at the time of delivery, or the following Business Day if delivered after normal business hours; and

18.2.3	if posted, on the fifth Business Day following the day on which it was properly despatched by mail courier.
18.3	Any notice given to the Chargee shall be deemed to have been given only on actual receipt by the Chargee.

18.4	In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party set out in sub-clause 18.1 (or as otherwise notified by that party hereunder) and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery, registered post or airmail letter, or that the notice was transmitted by fax to the fax number of the relevant party set out in sub-clause 18.1 (or as otherwise notified by that party hereunder).

19	MISCELLANEOUS

19.1	No delay or omission on the part of the Chargee in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.

19.2	The Chargee’s rights powers and remedies under this Charge and the Agreement are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Chargee deems expedient.

19.3	Any waiver by the Chargee of any terms of this Charge or any consent or approval given by the Chargee under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

19.4	If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

19.5	Any statement, certificate or determination of the Chargee as to the Secured Obligations or (without limitation) any other matter provided for in this Charge shall, in the absence of manifest error, be conclusive and binding on the Chargor.

20	LAW AND JURISDICTION

20.1	This Charge is governed by, and shall be construed in accordance with, the law of the Cayman Islands.

20.2	The Chargor irrevocably agrees for the exclusive benefit of the Chargee that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.

21	COUNTERPARTS
This Charge may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF this Charge has been executed and delivered as a deed the day and year first above written.

EXECUTED as a DEED	)

)

)

	)	[NAME]

in the presence of:	)

Witness:

Signature:

Name of Witness:

Address of Witness:

EXECUTED as a DEED	)

for and on behalf of	)

INTROGEN THERAPEUTICS, INC.	)	By:

in the presence of:	)	Title:

Witness:

Signature:

Name of Witness:

Address of Witness:

SCHEDULE 1

Amount or number of	Description of
Charged Shares	Shares

ordinary shares of US$0.00001 par value each in Gendux
Pharmaceuticals, Ltd., a Cayman Islands company of PO
Box 309GT, Ugland House, South Church Street, George
Town, Grand Cayman, Cayman Islands.

APPENDIX

SHARE TRANSFER
The undersigned,                                         , (the “Transferor”), for value received does hereby transfer to Introgen Therapeutics, Inc. (the “Transferee”),                                          ordinary shares of par value US$0.00001 each standing in its name in the undertaking called Gendux Pharmaceuticals, Ltd. to hold the same unto the Transferee.

Signed by the Transferor

in the presence of:

Witness

Name

Signed by the Transferee

in the presence of:

Witness

Introgen Therapeutics, Inc.

Dated this day of June, 2007

EXHIBIT C
IRREVOCABLE PROXY

IRREVOCABLE PROXY
GENDUX PHARMACEUTICALS, LTD.
The undersigned,                     , being the legal owner of                      ordinary shares of par value US$0.00001 each (the “Shares”) in the share capital of Gendux Pharmaceuticals, Ltd. (the “Company”), a company incorporated in the Cayman Islands, hereby makes, constitutes and appoints Introgen Therapeutics, Inc. (the “Attorney”) as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time and to vote the Shares at all general meetings of shareholders or stockholders of the Company with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the Company for the purpose of appointing or confirming the appointment of new directors of the Company and/or such other matters as may in the opinion of the Attorney be necessary or desirable for the purpose of implementing the Restricted Stock Purchase Agreement referred to below and the undersigned hereby ratifies and confirms all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.
The Attorney, Gendux Pharmaceuticals, Ltd. and                      have entered into a Restricted Stock Purchase Agreement dated on or about the date hereof (the “Restricted Stock Purchase Agreement”).
This power and proxy is given to secure a proprietary interest of the donee of the power and is irrevocable and shall remain irrevocable as long as the Restricted Stock Purchase Agreement is in force. This proxy shall be governed by the laws of the Cayman Islands.
IN WITNESS whereof this instrument has been duly executed and delivered as a deed this ___ day of June, 2007 as a deed.

EXECUTED as a DEED )	) )
	)	Name:

in the presence of:	)

Witness:

Signature:

Name of Witness:

Address of Witness:

IF YOU WISH TO MAKE A SECTION 83(B)
ELECTION, THE FILING OF SUCH ELECTION
IS YOUR RESPONSIBILITY.

2

THE FORM FOR MAKING THIS
SECTION 83(B) ELECTION IS ATTACHED TO
THIS AGREEMENT AS EXHIBIT D.
YOU MUST FILE THIS FORM WITHIN 30
DAYS OF PURCHASING THE SHARES.
YOU (AND NOT THE COMPANY OR ANY OF
ITS AGENTS) SHALL BE SOLELY
RESPONSIBLE FOR FILING SUCH FORM
WITH THE IRS, EVEN IF YOU REQUEST THE
COMPANY OR ITS AGENTS TO MAKE THIS
FILING ON YOUR BEHALF AND EVEN IF THE
COMPANY OR ITS AGENTS HAVE
PREVIOUSLY MADE THIS FILING ON YOUR
BEHALF.
The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov>

EXHIBIT D
ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:
     1. The name, address and taxpayer identification number of the undersigned are as follows:

NAME OF TAXPAYER:	SPOUSE:

TAXPAYER’S ADDRESS:

TAXPAYER ID #:	SPOUSE’S ID #:
     2. The property with respect to which the election is made is described as follows:                                 shares (the “Shares”) of the Ordinary Shares of Gendux Pharmaceuticals, Ltd.
     3. The date on which the property was transferred is: June                     , 2007
     4. The taxable year for which the election is made is: 2007
     5. The property is subject to the following restrictions: The Shares may be repurchased by Introgen Therapeutics, Inc., or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.
     6. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                    .
     7. The amount, if any, paid for such property: $                    .
     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
     The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
, Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:	Spouse of Taxpayer